UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2005

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 279-1789

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into Material Definitive Agreement

On January 10, 2005, Chase Corporation (the “Company”) and Peter R. Chase, its President and Chief Executive Officer (the “Executive”) entered into a Split Dollar Agreement and separately a Life Insurance Reimbursement Agreement.

In connection with the non-qualified Employee’s Supplemental Pension and Savings Plan (the “SERP”) established by the Company, the Company restructured the split dollar life insurance program for its Executive which was previously entered into in 1997. The program was restructured as a result of the enactment of the Sarbanes-Oxley Act and the issuance by the Internal Revenue Service of regulations relating to the treatment of so-called “equity” split dollar arrangements. Under the restructured arrangement the Company has entered into the Split Dollar Agreement dated January 10, 2005 with the Executive in recognition of the Executive’s valuable services to the Company and the voluntary transfer as part of the restructuring program by the Executive to the Company of life insurance policies, which were owned by the Executive and subject to a collateral assignment split dollar agreement with the Company.

Under the Split Dollar Agreement the Company has purchased a life insurance policy on the Executive’s life from the John Hancock Variable Life Insurance Company (the “Policy”) in the total face amount of $7,500,000 and level Death Benefit Option as defined in the Split Dollar Agreement.

The Company shall be the sole and absolute owner of the insurance Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, including, but not limited to, the right to elect and to change the Death Benefit Option and the Face Amount of Insurance, except as may otherwise be provided in the Split Dollar Agreement.  Except as otherwise provided in the Split Dollar Agreement, the Company shall not sell, assign, transfer, surrender or cancel the Policy, change the beneficiary designation provisions of the Policy applicable to the Executive’s share of the Policy death benefit, change the Death Benefit Option of the Policy, nor decrease the Face Amount of Insurance of the Policy without, in any such case, the express written consent of the Executive.

The Company agrees to reimburse the Executive, as defined in the Life Insurance Reimbursement Agreement, for the cost of premiums to be incurred by the Executive for certain policies owned by the Executive and which provide a $5,000,000 death benefit to the beneficiaries specified by the Executive.  The Company agrees to pay the Executive annual or semi-annual bonus payments for a period of nine years commencing January 10, 2005. The amount of each bonus will be calculated so as to provide an amount such that the after tax proceeds to the Executive will be sufficient to pay the premiums of the foregoing life insurance benefit.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description
10.1	Life Insurance Reimbursement Agreement between the Chase Corporation and Peter R. Chase dated January 10, 2005.

10.2	Split-Dollar Agreement between Chase Corporation and Peter R. Chase dated January 10, 2005

10.3	Split Dollar Endorsement dated January 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: January 12, 2005	By:	/s/ Peter. R. Chase
Peter R. Chase
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Life Insurance Reimbursement Agreement between the Chase Corporation and Peter R. Chase dated January 10, 2005.

10.2	Split-Dollar Agreement between Chase Corporation and Peter R. Chase dated January 10, 2005

10.3	Split Dollar Endorsement dated January 10, 2005